                                                                    EXHIBIT 12.1

Young Broadcasting Inc.
Schedule of Earnings to Fixed Charges

HISTORICAL

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

                                                               Year Ended December 31,                  Three Months Ended March 31,
                                         ------------------------------------------------------------   ----------------------------
                                            1992        1993     1994       1995           1996             1996           1997
                                            ----        ----     ----       ----           ----             ----           ----
Consolidated pretax income               ($21,449)    ($3,765)  ($2,350)    $2,534         $905            ($3,338)      ($5,566)
    from continuing operations             29,476      17,778    19,104     32,644       42,838              9,698        15,557
Interest expense
Net amortization of debt discount
    and issuance expense                    2,019         723     1,056      1,175        2,800                700           946
Interest portion of rental expense             15          15        15         15           15                  4             4
                                     ------------------------------------------------------------   ----------------------------
Earnings                                  $10,061     $14,751   $17,825    $36,368      $46,558             $7,064       $10,941
                                     ============================================================   ============================

Interest expense                           29,476      17,778    19,104     32,644       42,838              9,698        15,557
Net amortization of debt discount
    and issuance expense                    2,019         723     1,056      1,175        2,800                700           946
Interest portion of rental expense             15          15        15         15           15                  4             4
                                     ------------------------------------------------------------   ----------------------------
Fixed charges                             $31,510     $18,516   $20,175    $33,834      $45,653            $10,402       $16,507
                                     ============================================================   ============================
(Deficiency)/Ratio in Earnings
    to Fixed Charges                    ($21,449)    ($3,765)  ($2,350)  1.07           1.02               ($3,338)      ($5,566)
                                     ==========================================     ===========      ============================



PRO-FORMA                              Y/E Dec. 31    Three Months Ended    LTM
                                           1996       3/31/96   3/31/97   3/31/97
                                           ----       -------   -------   -------
Consolidated pretax income
  from continuing operations               $1,699     ($4,784)   (5,927)     556
Interest expense                           65,522      16,380    15,869   65,011
Net amortization of debt discount
  and issuance expense                      4,570       1,177       995    4,388
Interest portion of rental expense             15           4         4       15
                                     --------------------------------------------
Earnings                                  $71,806     $12,777   $10,941  $69,970
                                     ============================================

Interest expense                           65,522      16,380    15,869   65,011

Net amortization of debt discount
   and issuance expense                     4,570       1,177       995    4,388
Interest portion of rental expense             15           4         4       15
                                     --------------------------------------------
Fixed charges                             $70,107      17,561   $16,868  $69,414
                                     ============================================
(Deficiency)/ Ratio in Earnings
     to Fixed Charge                      1.02         (4,784)   (5,927) 1.01
                                     ============================================
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